UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 24, 2018

CDTi ADVANCED MATERIALS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33710	06-1393453
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1700 Fiske Place
Oxnard, California	93033
(Address of Principal Executive Offices)	(Zip Code)

(805) 639-9458

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                              Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07                                           Submission of Matters to a Vote of Security Holders.

On August 24, 2018, CDTi Advanced Materials, Inc. held its 2018 annual meeting of stockholders in Oxnard, California.  At the annual meeting, there were 15,908,736 shares entitled to vote, and 13,581,829 shares (85.37%) were represented at the meeting in person or by proxy.

At the annual meeting, Matthew Beale, Lon E. Bell, Ph.D., Bob Ching and Martin S. McDermut were elected directors by a plurality of the votes.  Also at the annual meeting, our stockholders voted for approval of the compensation of our executive officers, voted to ratify the selection of Rose Snyder & Jacobs, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018, and voted to approve an amendment to our restated certificate of incorporation to effect a reverse stock split of our outstanding shares of common stock by a ratio determined in the discretion of our board of directors. The following summarizes vote results for those matters submitted to our stockholders for action at the annual meeting:

1.                                      Proposal to elect of Matthew Beale, Lon E. Bell, Ph.D., Bob Ching and Martin S. McDermut as directors to hold office until the 2019 annual meeting or until their successors are elected and qualified.

Name	For	Withhold	Broker Non-Votes
Matthew Beale	6,356,086	141,061	7,084,682
Lon E. Bell, Ph.D.	6,336,563	160,584	7,084,682
Bob Ching	6,350,611	146,536	7,084,682
Martin S. McDermut	6,353,579	143,568	7,084,682

2.                                      Proposal to ratify the selection of Rose Snyder & Jacobs, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018.

For	Against	Abstain	Broker Non-Votes
13,172,107	287,811	121,911	0

3.                                      Proposal to approve, through an advisory vote, the compensation of our executive officers.

For	Against	Abstain	Broker Non-Votes
6,261,673	195,346	40,128	7,084,682

4.                                      Proposal to approve amendment to restated certificate of incorporation to effect a reverse stock split.

For	Against	Abstain	Broker Non-Votes
11,570,076	1,855,510	156,243	0

Item 8.01                                           Other Events.

Our total stockholders’ equity as of June 30, 2018, as reported in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2018, was $2,291,000, which was below The NASDAQ Stock Market LLC’s minimum stockholders’ equity requirement of $2,500,000, as set forth in Nasdaq Listing Rule 5550(b)(1).  Subsequent to quarter end, on July 25, 2018, we issued and sold an aggregate of 4,427,563 shares of our common stock at the subscription price of $0.50 per share, pursuant to a rights offering to existing stockholders, and received aggregate gross proceeds of approximately $2.2 million before deducting offering expenses.  After giving effect to the issuance of our common stock in the rights offering, we believe that, as of the date of this report, we have in excess of $2.5 million in stockholders’ equity and therefore satisfy Nasdaq Listing Rule 5550(b)(1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 29, 2018	CDTi ADVANCED MATERIALS, INC.

	By:	/s/ Tracy Kern
Tracy Kern
Chief Financial Officer